As filed with the Securities and Exchange Commission on June 20, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Alphatec Holdings, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

Alphatec Holdings, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

Craig E. Hunsaker, Esq.

EVP, People & Culture and General Counsel

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Dentons Durham Jones & Pinegar P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional aggregate 1,500,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of Alphatec Holdings, Inc. (the “Company”) that may be issued to participants pursuant to the Alphatec Holdings, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Purchase Plan”), and an additional aggregate 9,300,000 shares of Common Stock that may be issued to participants pursuant to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan (the “Equity Plan”). In accordance with Instruction E to Form S-8, the contents of the following prior registration statements on Form S-8, previously filed with respect to the Purchase Plan and the Equity Plan (the “Prior Registration Statements”), are hereby incorporated by reference:

•
With respect to the Purchase Plan, the Company previously registered (i) 500,000 shares of Common Stock on Form S-8 filed with the Commission on August 6, 2021 (File No. 333-258585), (ii) 750,000 shares of Common Stock on Form S-8 filed with the Commission on July 16, 2019 (File No. 333-232661), (iii) 500,000 shares of Common Stock on Form S-8 filed with the Commission on May 12, 2017 (File No. 333-217901), (iv) 58,333 shares of Common Stock on Form S-8 filed with the Commission on March 31, 2017 (File No. 333-217055), (v) 700,000 shares of Common Stock on Form S-8 filed with the Commission on May 6, 2016 (File No. 333-211182), (vi) 700,000 shares of Common Stock on Form S-8 filed with the Commission on March 5, 2015 (File No. 333-202504), (vii) 1,500,000 shares of Common Stock on Form S-8 filed with the Commission on June 9, 2014 (File No. 333-19619), (viii) 700,000 shares of Common Stock on Form S-8 filed with the Commission on March 12, 2013 (File No. 333-187189), and (ix) 350,000 shares of Common Stock on Form S-8 filed with the Commission on November 7, 2007 (File No. 333-147212).
•
With respect to the Equity Plan, the Company previously registered (i) 7,000,000 shares of Common Stock on Form S-8 filed with the Commission on June 30, 2020 (File No. 333-239556), (ii) 1,083,333 shares of Common Stock on Form S-8 filed with the Commission on October 5, 2016 (File No. 333-213981), (iii) 5,000,000 shares of Common Stock on Form S-8 filed with the Commission on May 21, 2018 (File No. 333-225080), and (iv) 4,000,000 shares of Common Stock on Form S-8 filed with the Commission on July 16, 2019 (File No. 333-232661).

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of Common Stock pursuant to the Purchase Plan and the Equity Plan. The documents containing the information specified in Part I will be delivered to the participants in the Purchase Plan and the Equity Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Company does not need to file these documents with the Commission either as a part of this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 20, 2023.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint J. Todd Koning and Craig E. Hunsaker, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Patrick S. Miles Patrick S. Miles	Chairman and Chief Executive Officer (Principal Executive Officer)	June 20, 2023

/s/ J. Todd Koning J. Todd Koning	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2023

/s/ Elizabeth Altman Elizabeth Altman	Director	June 20, 2023

/s/ Evan Bakst Evan Bakst	Director	June 20, 2023

/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	June 20, 2023

/s/ Quentin Blackford Quentin Blackford	Director	June 20, 2023

/s/ Marie Meynardier Marie Meynardier	Director	June 20, 2023

/s/ Karen McGinnis Karen McGinnis	Director	June 20, 2023

/s/ David H. Mowry David H. Mowry	Director	June 20, 2023

/s/ David Pelizzon David Pelizzon	Director	June 20, 2023

/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	June 20, 2023

/s/ James L.L. Tullis James L.L. Tullis	Director	June 20, 2023

/s/ Ward W. Woods Ward W. Woods	Director	June 20, 2023

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
5.1	Opinion of Dentons Durham Jones & Pinegar P.C., filed herewith	X

10.1*	Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K/A (Exhibit 10.1)	06/22/17	000-52024

10.2*	First Amendment to the Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K (Exhibit 10.2)	06/13/19	000-52024

10.3*	Second Amendment to the Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K (Exhibit 10.1)	06/21/21	000-52024

10.4	Third Amendment to the Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K (Exhibit 10.1)	06/15/23	000-52024

10.5*	Alphatec Holdings, Inc. 2016 Equity Incentive Plan		Form S-8 (Exhibit 10.1)	10/05/16	333-213981

10.6*	First Amendment to the Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	05/18/18	000-52024

10.7*	Second Amendment to the Amended and Restated 2016 Equity Incentive Plan		Form 10-Q (Exhibit 10.1)	11/09/18	000-52024

10.8*	Third Amendment to the Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	06/13/19	000-52024

10.9*	Fourth Amendment to the Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	06/18/20	000-52024

10.10	Fifth Amendment to the Amended and Restated 2016 Equity Incentive Plan		Form 8-K (Exhibit 10.2)	06/15/23	000-52024

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C., filed herewith	X

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP, filed herewith	X

23.3	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page)	X

107	Filing Fee Table	X